UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2012

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2012, Paul M. Black and Robert J. Cindrich were appointed to the Board of Directors of Allscripts Healthcare Solutions, Inc. (the “Company”), effective May 14, 2012, to hold office until the next annual meeting of stockholders.

Mr. Black currently serves as Operating Executive of Genstar Capital, LLC, a private equity firm, and as Senior Advisor at New Mountain Finance Corporation, an investment management company. From 1994 to 2007, Mr. Black served in various executive positions (including Chief Operating Officer from 2005 to 2007) at Cerner Corporation, a health care information technology company. Mr. Black also currently serves a director of Haemonetics Corporation, a public medical device company, and of several private companies in the health care and software industries. He also is chairman of the board of directors of Truman Medical Centers. Mr. Black will serve as a member of the Compensation Committee.

Mr. Cindrich currently serves as a senior advisor to the Office of the President of the University of Pittsburgh Medical Center (UPMC). From 2004 through 2010, Mr. Cindrich was Senior Vice President and Chief Legal Officer of UPMC. From 1994 through 2004, Mr. Cindrich served as a judge of the United States District Court for the Western District of Pennsylvania. Prior to that appointment, he practiced law in both the government and private sectors, including service as the United States Attorney for the Western District of Pennsylvania. Mr. Cindrich currently serves as a director of Mylan Inc. Mr. Cindrich will serve as a member of the Audit Committee.

It is expected that Messrs. Black and Cindrich will receive standard compensation arrangements for non-employee directors which, as of the date of this report, includes an annual cash retainer equal to $60,000 and an annual grant of restricted stock units with a grant date fair value of approximately $200,000, as well as additional cash fees for certain Board of Directors and Board committee meetings.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2012, the Company amended and restated the Company’s By-Laws. The amendments (i) clarify and confirm that, as provided by Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors may act by unanimous written consent by delivering electronic transmissions, (ii) clarify and confirm that directors are elected in accordance with Section 216(3) of the General Corporation Law of the State of Delaware, (iii) remove certain obsolete provisions relating to the Company’s merger with Eclipsys Corporation in 2010 (the “Eclipsys Merger”), and (iv) shorten the required notice for meetings of the Board of Directors from seventy-two hours to twenty-four hours. In addition, following the recently announced departure of Philip Pead from the Company’s Board of Directors, the provision specifying that Mr. Pead would serve as Chairman until the third anniversary of the closing date of the Eclipsys Merger was amended to provide that the Chairman shall be an independent director selected by the Board of Directors.

A copy of the amended and restated By-Laws is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	By-Laws of Allscripts Healthcare Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 16, 2012	By:	/s/ Lee Shapiro
Lee Shapiro
President

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-Laws of Allscripts Healthcare Solutions, Inc.